                                   EXHIBIT 2.3


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       VALUE CITY DEPARTMENT STORES, INC.,
                                    AS BUYER

                                       AND

                               GRAMEX CORPORATION
                                    AS SELLER


                          DATED AS OF NOVEMBER 8, 1999

                                TABLE OF CONTENTS


ARTICLE 1           SALE AND PURCHASE OF SHARES...................................................5
         Section 1.1.       Sale and Purchase of Shares...........................................5
         Section 1.2.       Delivery of Shares....................................................5

ARTICLE 2           PURCHASE PRICE................................................................5
         Section 2.1.       Purchase Price........................................................5
         Section 2.2.       Payment...............................................................5
         Section 2.3        Purchase Price Adjustment.............................................5
         Section 2.4        Registration Rights Agreement.........................................7
         Section 2.5        Assets Acquired by Buyer..............................................7
         Section 2.6        Liabilities and Obligations Assumed by Buyer..........................7
         Section 2.7        Special Indemnification by Buyer and the Company Regarding Real
                            Estate Matters........................................................8

ARTICLE 3           THE CLOSING...................................................................8
         Section 3.1.       The Closing...........................................................8
         Section 3.2.       Buyer's Delivery Obligations at the Closing...........................8
         Section 3.3.       Seller' Deliver Obligations at the Closing............................9
         Section 3.4.       Cooperation...........................................................9

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF SELLER......................................9
         Section 4.1.       Organization and Qualification; Subsidiaries..........................9
         Section 4.2.       Validity and Execution...............................................10
         Section 4.3.       Consents; No Conflict; Required Filings..............................10
         Section 4.4A.      The Assets...........................................................10
         Section 4.4B.      Assumed Liabilities and Assumed Obligations..........................11
         Section 4.5.       Financial and Corporate Records......................................11
         Section 4.6.       Compliance with Laws; Permits........................................11
         Section 4.7.       Financial Statements.................................................11
         Section 4.8.       Company Assets.......................................................12
         Section 4.9.       Contracts............................................................12
         Section 4.10.      Employees and Independent Contractors................................12
         Section 4.11.      Employee Benefit Plans...............................................12
         Section 4.12.      Purchase Orders and Letters of Credit................................14
         Section 4.13.      Related Party Transactions...........................................14
         Section 4.14.      No Investigation.....................................................14
         Section 4.15.      No Litigation........................................................14
         Section 4.16.      No Violation of Laws, Consents, Etc..................................14
         Section 4.17.      Tax Matters..........................................................15
         Section 4.18.      Insurance............................................................15
         Section 4.19.      Events Subsequent to Most Recent Fiscal Year End.....................16
         Section 4.20.      Undisclosed Obligations..............................................16
         Section 4.21.      Properties...........................................................16
         Section 4.22.      Intellectual Property................................................17
         Section 4.23.      Product Warranties; Product Liability................................18

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
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
         Section 4.24.      Returns; Gift Certificates and Layaways...............................18
         Section 4.25.      Environmental, Health, and Safety Matters.............................18
         Section 4.26.      No Broker.............................................................19
         Section 4.27.      Reserved..............................................................19
         Section 4.28.      Investment............................................................19
         Section 4.29.      The Shares............................................................19
         Section 4.30.      Representations and Warranties Restated at Closing....................19

ARTICLE 5           REPRESENTATIONS AND WARRANTIES OF BUYER.......................................20
         Section 5.1.       Organization of Buyer.................................................20
         Section 5.2.       Validity and Execution................................................20
         Section 5.3.       No Conflict...........................................................20
         Section 5.4.       Reserved..............................................................20
         Section 5.5.       No Brokers............................................................20
         Section 5.6.       Investment Intent.....................................................20
         Section 5.7.       Adequate Funds to Pay Purchase Price..................................20
         Section 5.8.       Representations and Warranties........................................21
         Section 5.9.       Qualification for S-3 Registration....................................21
         Section 5.10.      Financial Statements..................................................21

ARTICLE 6           CERTAIN COVENANTS AND OBLIGATIONS OF THE PARTIES..............................21
         Section 6.1.       Investigation.........................................................21
         Section 6.2.       Conduct of the Business; Participation of Buyer.......................21
         Section 6.3.       Acquisition Proposals.................................................22
         Section 6.4.       Advice of Changes.....................................................22
         Section 6.5.       Notices and Consents..................................................22
         Section 6.6.       Satisfaction of Assumed Liabilities...................................22
         Section 6.7.       Assumption and Indemnification Agreement..............................22
         Section 6.8.       Gateway Seed Inventory................................................22
         Section 6.9.       Real Estate Matters...................................................22
         Section 6.10.      L.E. Smith............................................................23
         Section 6.11.      Swansea Lease.........................................................23

ARTICLE 7           CONDITIONS TO CLOSING.........................................................23
         Section 7.1.       Conditions to Obligation of Seller....................................23
         Section 7.2.       Conditions to Obligation of the Buyer.................................24

ARTICLE 8           CERTAIN POST-CLOSING COVENANTS................................................24
         Section 8.1.       Employees.............................................................24
         Section 8.2.       General...............................................................24
         Section 8.3.       Transition and Cooperation............................................25
         Section 8.4.       Books and Records.....................................................25
         Section 8.5.       Confidentiality.......................................................25
         Section 8.6.       Tax Matters...........................................................25
         Section 8.7.       Litigation Support....................................................26
         Section 8.8.       Buyer Notes...........................................................26
         Section 8.9.       Payment of Assumed Liabilities........................................27


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
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
         Section 8.10.      Shareholder Obligations..............................................27
         Section 8.11.      Continuing Services..................................................27

ARTICLE 9           REMEDIES FOR BREACH OF THIS AGREEMENT........................................27
         Section 9.1.       Survival of Representations and Warranties...........................27
         Section 9.2.       Indemnification Provisions for Benefit of the Buyer..................27
         Section 9.3.       Indemnification Provisions for Benefit of Seller.....................28
         Section 9.4.       Matters Involving Third Parties......................................28
         Section 9.5.       Determination of Adverse Consequences................................29
         Section 9.6        Recoupment Under Buyer Note..........................................29
         Section 9.7.       Other Indemnification Provisions.....................................29
         Section 9.8        Limitation of Indemnity..............................................30

ARTICLE 10          MISCELLANEOUS................................................................30
         Section 10.1.      Nature of Certain Obligations........................................30
         Section 10.2.      Notice...............................................................30
         Section 10.3.      Expenses.............................................................30
         Section 10.4.      Reliance by Buyer....................................................30
         Section 10.5.      Applicable Law.......................................................30
         Section 10.6.      Headings.............................................................30
         Section 10.7.      Successors and Assigns...............................................30
         Section 10.8.      Amendments and Waivers...............................................31
         Section 10.9.      Parties in Interest..................................................31
         Section 10.10.     Interpretation.......................................................31
         Section 10.11.     Severability.........................................................31
         Section 10.12.     Certain Definitions..................................................31
         Section 10.13.     Counterparts/Facsimile Execution.....................................31
         Section 10.14.     Incorporation of Exhibits and Schedules..............................31
         Section 10.15.     Entire Agreement.....................................................31
         Section 10.16.     Time is of the Essence...............................................32

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         SCHEDULES
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

Schedule 2.3(a)(ii)        Procedures and Methods to Determine Inventory
Schedule 2.3(b)            Pro forma Balance Sheet
Schedule 4.1               Organization and Qualification Subsidiaries of Seller and the Company
Schedule 4.3               Consents; No Conflict
Schedule 4.4A              Retained Assets
Schedule 4.6               Compliance with Law; Seller's Permits
Schedule 4.7               Financial Statements
Schedule 4.8               Company Assets and Permitted Liens
Schedule 4.9               Specified Contracts
Schedule 4.9A              Assumed Contracts
Schedule 4.10              Business Employees
Schedule 4.11              Employee Benefit Plans
Schedule 4.12              Letters of Credit
Schedule 4.13              Related Party Transactions
Schedule 4.15              Litigation
Schedule 4.16              Conflicting Laws or Agreements
Schedule 4.17              Certain Tax Matters
Schedule 4.18              Insurance
Schedule 4.19              Events Subsequent to Most Recent Fiscal Year End
Schedule 4.21(a)           Real Property
Schedule 4.21(b)           Permitted Encumbrances
Schedule 4.21(c)           Existing Surveys
Schedule 4.21(f)           Required Leasehold / License Consents
Schedule 4.22              Intellectual Property
Schedule 4.24              Returns; Gift Certificates and Layaways
Schedule 4.25              Environmental, Health, and Safety Matters
Schedule 7.2(a)            Stores Which Do Not Cause a Material Adverse Effect
Schedule 7.2(c)            Required Consents
Schedule 8.1               Company's Obligations With Respect to Employees / Retained Employees


         EXHIBITS

Exhibit 2.2                Buyer Note
Exhibit 2.4                Registration Rights Agreement
Exhibit 2.7                Real Estate Indemnification Agreement
Exhibit 6.7                Assumption and Indemnification Agreement
Exhibit 6.9(a)             Agreement Relating to Subdivision
Exhibit 6.11               Swansea Lease


                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 8, 1999, by and among Value City Department Stores, Inc., an Ohio corporation, ("Buyer") and Gramex Corporation, a Missouri corporation ("Seller"), and those individuals listed on the signature page each of whom is a beneficiary of a trust that is a shareholder of Seller (collectively, the "Shareholders"). Buyer, Seller and the Shareholders are referred to collectively herein as the "Parties".

                                    RECITALS
                                    --------

         A. Seller owns 100 shares of the common stock, $1.00 par value per share (the "Shares") of Gramex Retail Stores, Inc., a Delaware corporation (the "Company").

         B. The Company owns and operates a chain of 15 discount department stores under the name "Grandpa's Stores" in the greater St. Louis metropolitan area (the "Business").

         C. Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, based on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

                                    ARTICLE 1
                           SALE AND PURCHASE OF SHARES
                           ---------------------------

         Section 1.1. SALE AND PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, transfer, assign and deliver the Shares to Buyer on the Closing Date, and Buyer agrees to purchase the Shares from Seller, free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, Contracts, commitments, understandings or Obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (hereinafter referred to as "Liens"), except for Assumed Liabilities and Assumed Obligations.

         Section 1.2. DELIVERY OF SHARES. At the Closing (as defined in Section
3.1 hereof), Seller shall deliver to Buyer all of the share certificates representing the Shares duly endorsed in blank or otherwise in transferable form reasonably satisfactory to Buyer.

                                    ARTICLE 2
                                 PURCHASE PRICE
                                 --------------

         Section 2.1. PURCHASE PRICE. The purchase price (the "Initial Purchase Price") for all of the Shares shall be Thirteen Million Fifty Thousand Dollars ($13,050,000), payable as set forth in Section 2.2 and subject to adjustment as set forth in Section 2.3.

         Section 2.2. PAYMENT. The Initial Purchase Price shall be paid by Buyer to Seller at the Closing by: (a) a wire transfer of Eight Million Dollars ($8,000,000) in immediately available federal funds to an account or accounts designated by Seller pursuant to wire transfer instructions received by Buyer at least two (2) days prior to the Closing, (b) delivery of 255,949 shares of common stock of Value City Department Stores, Inc. (the "Buyer Stock") having an agreed value equal to Four Million Dollars ($4,000,000), and (c) Buyer's promissory note (the "Buyer Note") in the initial principal amount of One Million Fifty Thousand Dollars ($1,050,000), in the form attached hereto as
Exhibit 2.2.

         Section 2.3 PURCHASE PRICE ADJUSTMENT.

         (a)      CLOSING BALANCE SHEET.

                  (i) TIMING/PREPARATION/EXPENSE. Seller shall (utilizing the services of employees of the Company as supervised by Fred Rudolph), on or before the seventy-fifth (75th) day following the Closing Date, prepare or cause to be prepared and delivered to Buyer a balance sheet of the Company as of November 14, 1999 (the "Closing Balance Sheet"), together with an unqualified audit report thereon prepared by KPMG LLP ("KPMG"). The fees and expenses of KPMG in connection with such audit and the fees and expenses of the inventory service company utilized in connection with the Physical Count (as defined below) shall be paid one-half by Buyer and one-half by Seller. Seller will prepare the Closing Balance Sheet in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Financial Statements (as hereafter defined), and in accordance with the principles and procedures set forth in Section 2.3(a)(iii), notwithstanding the fact that such principles and procedures may not be in accordance with GAAP.

                  (ii) INVENTORY. The inventory reflected on the Closing Balance Sheet shall be determined in accordance with the historical practices of Seller and shall be determined utilizing the procedures and methods described on
SCHEDULE 2.3(a)(ii) attached hereto. The inventory shall be appropriately reconciled and valued to reflect the physical count of the inventory (the "Physical Count"), which shall be conducted by an inventory service mutually agreeable to Buyer and Seller in accordance with the procedures set forth on
SCHEDULE 2.3(a)(ii).

                  (iii) CERTAIN PROCEDURES / GAAP EXCEPTIONS. Notwithstanding any of the foregoing to the contrary, for purposes of the Closing Balance Sheet:
(A) assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined through full application of the procedures used in preparing the most recent audited balance sheet included within the Financial Statements; (B) no federal or state income taxes of the Company shall be accrued or reflected on the Closing Balance Sheet and therefore no decrease to the Company Equity or to the Purchase Price shall occur as a result of any federal or state income Tax; (C) all prepayment penalties, make-whole payments and other fees associated with the payment of Assumed Liabilities required to be paid by Buyer at Closing shall be reflected on the Closing Balance Sheet; (D) all expenses (other than legal fees or any broker or finders fee) paid for by Seller prior to or as of the Effective Time relating to Buyer's transition of the ownership and operations of the Business to the Company (which expenses include, without limitation, any fees and expenses relating to the changing of the payroll service to the Company), shall be disregarded for purposes of the Closing Balance Sheet in a manner such that Seller suffers no detriment as a result of any such expenses; and (E) subsequent events caused by operational changes after Closing shall be disregarded for purposes of the Closing Balance Sheet.

                  (iv) BUYER OBJECTIONS. If Buyer has any objections to the Closing Balance Sheet, it will deliver a detailed statement describing the objections to Seller (such statement shall be in sufficient detail such that Seller can determine the nature, basis and amount of Buyer's objections) within 60 days after receiving the Closing Balance Sheet. Buyer and Seller will use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 60 days after Seller has received the statement of objections, Buyer and Seller will submit such unresolved objections to the accounting firm of PricewaterhouseCoopers LLP ("CPA Firm") for resolution. Buyer and Seller shall deliver all information reasonably necessary to the CPA Firm for such firm to make its determination including, without limitation, the Closing Balance Sheet, the audit report of KPMG, Seller's and KPMG's work papers, and each of Buyer's and Seller's statements as to their respective calculations of the Company Equity. The determination by the CPA Firm of the amounts in dispute between Buyer and Seller will be set forth in writing and will be conclusive and binding upon the Parties. Seller will revise the Closing Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.3(a)(iv). The "Closing Balance Sheet" shall mean the Closing Balance Sheet together with any revisions thereto pursuant to this Section 2.3(a)(iv).

                  (v) RESOLUTION OF OBJECTIONS. In the event the Parties submit any unresolved objections to the CPA Firm for resolution as provided in Section 2.3(a)(iv), Buyer and Seller will share responsibility for the fees and expenses of the CPA Firm as follows:

                      (A) if the CPA Firm resolves all of the objections submitted to it in favor of Buyer and agrees with Buyer's determination of the amount of Company Equity (the Company Equity so determined is referred to herein as the "Low Value"), then Seller will be responsible for all of the fees and expenses of the CPA Firm;

                      (B) if the CPA Firm resolves all of the objections submitted to it in favor of Seller and agrees with Seller's determination of the amount of Company Equity (the Company Equity so determined is referred to herein as the "High Value"), then Buyer will be responsible for all of the fees and expenses of the CPA Firm; and

                      (C) if the CPA Firm resolves some of the objections submitted to it in favor of Buyer and the rest of the objections in favor of Seller and does not agree with either Seller's or Buyer's determination of the Company Equity (the Company Equity so determined is referred to herein as the "Actual Value"), then Seller will be responsible for that fraction of the fees and expenses of the CPA Firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Buyer will be responsible for the remainder of the fees and expenses.

                  (vi) BACKUP INFORMATION. Seller will make available to Buyer and its accountants and representatives the work papers and back-up materials used in preparing the Closing Balance Sheet to Buyer as reasonably requested by Buyer. Buyer and Seller will make available to each other the books, records, and employees of each other, and to their respective accountants and other representatives, at reasonable times and upon reasonable notice, for inspection and copying, as the same may be necessary for Seller's preparation of the Closing Balance Sheet, Buyer's review thereof, and the resolution of any objections thereto.

         (b) FINAL PURCHASE PRICE. The aggregate purchase price payable to Seller for the Shares (the "Final Purchase Price") will be an amount equal to the Initial Purchase Price either increased or decreased by the amount, if any, by which the total stockholders' equity of the Company as of the Effective Time ("Company Equity") as reflected in the Closing Balance Sheet is either $500,000 more or less than Eighteen Million Seven Hundred Sixty-one Thousand Seventeen Dollars ($18,761,017) (the "Pro forma Equity"), which is the amount of stockholders' equity shown on the pro forma balance sheet of the Company as of the Effective Time prepared by Seller and attached hereto as SCHEDULE 2.3(b) (the "Pro forma Balance Sheet"). If the amount of such Company Equity on the Closing Balance Sheet as finally determined pursuant to Section 2.3(a) above is equal to or greater than the amount of the Pro forma Equity plus $500,000 (such sum is hereinafter referred to as the "Upper Threshold"), then the Final Purchase Price shall equal the Initial Purchase Price plus the amount by which Company Equity exceeds the Upper Threshold. If the amount of such Company Equity on the Closing Balance Sheet is equal to or less than the Pro forma Equity less $500,000 (such amount is hereinafter referred to as the "Lower Threshold"), then the Final Purchase Price shall equal the Initial Purchase Price minus the amount by which Company Equity is less than the Lower Threshold. If the Company Equity as reflected on the Closing Balance Sheet is between the Upper Threshold and the Lower Threshold, then no adjustment shall be made to the Initial Purchase Price and the Initial Purchase Price shall be the Final Purchase Price.

         (c) PAYMENT OF FINAL PURCHASE PRICE. To the extent that the Final Purchase Price is different than the Initial Purchase Price (such difference being hereinafter referred to as the "Adjustment"), then the principal amount of the Buyer Note shall be either increased or decreased as appropriate by the amount of the Adjustment. Buyer hereby agrees to issue a replacement promissory note to Seller, in substantially the same form as the Buyer Note, in the principal amount necessary to reflect the determination of the Final Purchase Price as described above. In the event the Adjustment is a decrease to the Initial Purchase Price of more than One Million Fifty Thousand Dollars ($1,050,000), then the Buyer Note shall be cancelled and, not later than the third (3rd) business day following the date upon which the Final Purchase Price is determined in accordance with the terms of this Agreement, Seller shall pay to Buyer by wire transfer of immediately available federal funds pursuant to wire transfer instructions received at least two (2) days prior to the date of payment, the amount of the Adjustment that exceeds $1,050,000 plus interest thereon at the same rate specified in the Buyer Note calculated from the Closing Date to the date of payment of such amount.

         Section 2.4 REGISTRATION RIGHTS AGREEMENT. Buyer shall execute and deliver to Seller at Closing an agreement in the form as attached hereto as
Exhibit 2.4.

         Section 2.5 ASSETS ACQUIRED BY BUYER. All of the assets used in connection with the Business (the "Company Assets") (excluding the Retained Assets as defined in Section 4.4A hereof) have been transferred by Seller to the Company and will be owned by the Company at the Closing of the purchase of Shares of the Company by Buyer, subject to the provisions of this Agreement.

         Section 2.6 LIABILITIES AND OBLIGATIONS ASSUMED BY BUYER. Buyer hereby agrees to become jointly obligated with the Company with respect to all of the Assumed Obligations and Assumed Liabilities (as defined in Section 4.4B hereof) and Buyer and the Company shall execute and deliver at Closing the Assumption and Indemnification Agreement referred to in Section 6.7 hereto. Buyer hereby expressly acknowledges that (i) the indemnification of Seller under the Assumption and Indemnification Agreement is separate and apart from this Agreement and any other indemnification obligations of Buyer and Seller; (ii) such indemnification is not subject to any threshold or deductible including, without limitation, the Buyer Deductible as defined in Section 9.3(a) of this Agreement; (iii) it has received adequate and sufficient consideration for such indemnification made by it under the Assumption and Indemnification Agreement, and (iv) it hereby forever and irrevocably waives any and all rights it may have to assert any defense against any such indemnification obligation which defense relates to, in any way, any alleged breach of any representation, warranty, or covenant of this of this Agreement by Seller or any

Shareholder, or any failure to satisfy any other alleged obligation of Seller or the Shareholders unless such breach relates to the Assumed Liability or Assumed Obligation. Notwithstanding the foregoing: (i) Buyer shall be entitled to assert any counterclaim it may have against Seller in any proceeding, but such counterclaim shall not be a defense against Buyer's obligation to assume and pay Assumed Liabilities and Assumed Obligations; (ii) the Company and the Buyer shall be entitled to assert in good faith any and all defenses and make any claim against the obligee under the Assumed Liabilities and Assumed Obligations that Seller would be able to assert or claim; and (iii) in no event shall Buyer or the Company be deemed to have waived any right to assert any claim against Seller under this Agreement. Notwithstanding anything in the Agreement to the contrary, Buyer shall not be required to assume any agreement with any union and such obligation shall solely be the responsibility of the Company.

         Section 2.7 SPECIAL INDEMNIFICATION BY BUYER AND THE COMPANY REGARDING REAL ESTATE MATTERS. Buyer and the Company shall execute and deliver to Seller at Closing an indemnification agreement in the form attached hereto as Exhibit
2.7 (the "Real Estate Indemnification Agreement") whereby Buyer and the Company jointly and severally agree to assume all obligations under Leases of Leased Real Property arising after the Effective Time and to indemnify, defend and hold harmless Seller from all actions, costs, fees, losses, expenses and other matters more particularly set forth in the Indemnification Agreement, arising out of, based upon, in connection with or as a result of Buyer's or the Company's breach, non-compliance or termination of any of the Leases or otherwise relating to the Leased Real Property after Closing. Buyer hereby expressly acknowledges that (i) the indemnification of Seller under the Indemnification Agreement is separate and apart from this Agreement and any other indemnification obligations of Buyer and Seller; (ii) such indemnification is not subject to any threshold or deductible including, without limitation, the Buyer Deductible as defined in Section 9.3(a) of this Agreement; (iii) it has received adequate and sufficient consideration for such indemnification made by it under the Indemnification Agreement, and (iv) it hereby forever and irrevocably waives any and all rights it may have to assert any defense against any such indemnification obligation which defense relates to, in any way, any alleged breach of any representation, warranty, or covenant of this of this Agreement by Seller or any Shareholder, or any failure to satisfy any other alleged obligation of Seller or the Shareholders unless such breach relates to the Assumed Liability or Assumed Obligation. Notwithstanding the foregoing, (i) Buyer shall be entitled to assert any counterclaim it may have against Seller in any proceeding, but such counterclaim shall not be a defense against Buyer's obligation to assume and pay the Obligations regarding the Leased Property included in the Assumed Liabilities and Assumed Obligations; (ii) the Company and the Buyer shall be entitled to assert any and all defenses and make any claim against the landlord under the Obligation regarding the Leased Property included in the Assumed Liabilities and Assumed Obligations that Seller would be able to assert or claim;(iii) in no event shall Buyer or the Company be deemed to have waived any right to assert any claim against Seller under this Agreement; and (iv) Buyer shall be entitled to assert any counterclaim it may have against Seller in any proceeding, but such counterclaim shall not be a defense against Buyer's obligation to assume and pay any Obligation relating to the Leased Property included in the Assumed Liabilities and Assumed Obligations.

                                    ARTICLE 3
                                   THE CLOSING
                                   -----------

         Section 3.1. THE CLOSING. The transactions contemplated hereby shall be closed (the "Closing") at the offices of Greensfelder, Hemker & Gale, P.C., St. Louis, Missouri, at 9:00 a.m., local time, on Friday, November 19, 1999 (and which shall be completed in sufficient time such that a wire transfer of the Purchase Price payable at Closing can be initiated by 12:00 p.m.), if the conditions to closing in Article 7 have been met or waived, but not later than Tuesday, January 4, 2000 (the "Closing Date"), and shall be effective as of 11:59 p.m., Eastern Standard Time, on November 14, 1999 (the "Effective Time"). Notwithstanding the foregoing, in the event that the Closing has not occurred by January 4, 2000 due to any failure of a condition for Closing set forth in this Agreement, including, without limitation, any delay resulting from requests for additional information from any governmental agency regarding the filing under the HSR Act as contemplated by this Agreement, the Closing Date shall be extended for a reasonable period of time for the failure of such condition for Closing to be cured.

         Section 3.2. BUYER'S DELIVERY OBLIGATIONS AT THE CLOSING. At the Closing, Buyer shall deliver to Seller:

         (a) The payment of the Initial Purchase Price in the manner provided in
Section 2.2;

         (b) A certificate of the Chief Executive Officer of Buyer in form reasonably satisfactory to Seller stating that the representations and warranties of Buyer set forth in Article 5 are true and correct as of the Closing Date to the extent required by the qualifications set forth in Section 7.2(a) hereof;

         (c) Seller shall have received from counsel to Buyer an opinion in form and substance reasonably acceptable to counsel for Seller, addressed to the Seller, and dated as of the Closing Date;

         (d) Seller shall have received from Buyer a properly executed Registration Rights Agreement; and

         (e) Those other documents referred to in Section 7.1 hereof.

         Section 3.3. SELLER' DELIVERY OBLIGATIONS AT THE CLOSING. At the Closing, Seller shall deliver to Buyer:

         (a) The stock certificates representing the Shares duly executed in blank as provided in Section 1.2 above;

         (b) A certificate of the Chief Executive Officer of Seller in form satisfactory to Buyer stating that the representations and warranties of Seller set forth in Article 4 are true and correct as of the Closing Date;

         (c) an opinion of Seller's counsel in form and substance reasonably acceptable to counsel for Buyer, addressed to the Buyer, and dated as of the Closing Date; and

         (d) Those other documents referred to in Section 7.2 hereof.

          Section 3.4 COOPERATION. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement to effectuate the Closing of the transactions contemplated hereby. Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement. Each party agrees to use all reasonable efforts to consummate the transactions contemplated by this Agreement, including, without limitation, doing all things reasonably necessary to obtain the requisite regulatory approval and for the determination of the Closing Balance Sheet. Each party will keep the other parties apprised of the status of any inquiries made of such party by any government authority in regard to obtaining such approval.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller warrants and represents to and covenants with Buyer, and its successors and assigns, as set forth below.

         Section 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on the Business. Each of the Seller and the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. SCHEDULE 4.1 lists for each of the Seller and the Company any fictitious, assumed or other names of any type that are registered and currently used by Seller or the Company.

         Each of the Seller and the Company has furnished to Buyer a complete and correct copy of its certificate of incorporation and bylaws as currently in effect. Such certificate of incorporation and bylaws are in full force and effect and no other organizational documents are applicable to or binding upon either the Seller or the Company. Each of the Seller and the Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         Section 4.2. VALIDITY AND EXECUTION. Each of the Shareholders and Seller has the full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder. This Agreement has been duly executed and delivered by Seller and the Shareholders and constitutes the valid and binding obligation of Seller and the Shareholders enforceable against each of them in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby may be subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity.

         Section 4.3. CONSENTS; NO CONFLICT; REQUIRED FILINGS.

         (a) GENERAL CONSENTS. Except as set forth on SCHEDULE 4.3 hereto, there is no consent, approval, authorization or other order of, filing with, registration with, or certification by, any party required in connection with any of the actions of Seller contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller, the failure of which to obtain would have a material adverse effect on either the Company or the Business taken as a whole (a "Material Adverse Effect") (hereinafter referred to as the "Consents").

         (b) NO CONFLICT. The execution and delivery of this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller and the Shareholders, and the performance thereunder by Seller and the Shareholders will not conflict with or result in a material violation of, or material breach of, or constitute a default or potential default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which Seller or any of the Shareholders is a party or by which Seller or any of the Shareholders is bound, in a manner which would have a Material Adverse Effect, except for those agreements requiring Consents which are described on SCHEDULE 4.16.

         (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance of this Agreement by Seller and the consummation of the sale of Shares pursuant hereto do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority, official or agency, domestic or foreign (a "Governmental Entity"), except for (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain could not reasonably be expected to (x) prevent or materially delay consummation of the sale of shares to Buyer, or (y) have a Material Adverse Effect.

         Section 4.4A THE ASSETS. Seller has transferred, assigned and delivered to the Company, and the Company has acquired and accepted from Seller all of Seller's right, title and interest in and to the Company Assets (as defined in Section 2.5 hereof). Such transfer is hereinafter referred to as the "Asset Transfer." The Company Assets include, without limitation: (a) the Assumed Contracts (as defined in Section 4.9), together with all rights, interests and claims of Seller thereunder of every nature and description; (b) all of Seller's Permits listed on SCHEDULE 4.6 to the extent such Permits are assignable; (c) all of Seller's tangible personal property used in connection with the Business, including leasehold improvements, prepaid lease payments on leases assumed by the Company, furniture, fixtures, equipment, and supplies (the "FFE Assets") (excluding, however, the furniture, fixtures and equipment for the Deal Stores as described on SCHEDULE 4.4A and prepaid lease payments on leases not assumed by the Company); (d) all of the inventory held for sale in connection with the Business (excluding the inventory for the Deal Stores as described on SCHEDULE 4.4A); (e) all intangible assets and all rights, interests and claims in, to or under all such intangible assets, all to the extent used in connection with the Business, including without limitation all Intellectual Property, relationships and arrangements with vendors, together with any goodwill associated with any of the foregoing; (f) all books, records and files relating to the Business, including without limitation, payroll records, personnel files, vendor and accounts payable files, and all files relating to Assumed Liabilities and Assumed Obligations; (g) the Owned Real Property (as defined in Section 4.19), except for the owned real estate listed on SCHEDULE 4.4A; and (h) except for any of the following relating to the Swansea store, all of Seller's rights, interests and claims of every nature and description under all insurance policies, binders, riders and surety bonds to the extent they cover claims relating to any Assumed Liability or Assumed Obligation. The Company Assets do not include any asset of the Seller listed on SCHEDULE 4.4A (collectively, the "Retained Assets"). EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL OF THE TANGIBLE ASSETS

INCLUDED IN THE COMPANY ASSETS WERE TRANSFERRED TO THE COMPANY AND ARE BEING ACQUIRED BY BUYER THROUGH ITS PURCHASE OF THE SHARES OF STOCK OF THE COMPANY "AS IS, WHERE IS" AND SELLER IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER MATTERS RELATING TO THE COMPANY ASSETS.

         Section 4.4B ASSUMED LIABILITIES AND ASSUMED OBLIGATIONS. Seller has assigned to the Company and the Company has assumed, agreed to pay, satisfy and discharge in accordance with their terms (subject to any defenses or offsets asserted in good faith against the obligee to whom such liabilities, payments, and obligations are owed), the liabilities and obligations of Seller which:

         (a) are reflected on the Closing Balance Sheet (the "Assumed Liabilities"); and

         (b) all obligations arising after the Effective Time in connection with:

             (i)   the Assumed Contracts,

             (ii)  all Purchase Orders outstanding as of the Effective Time, and

             (iii) all Letters of Credit outstanding as of the Effective Time

(collectively the items described in (b)(i)-(iii) are referred to as the "Assumed Obligations").

         With the exception of the Assumed Liabilities and Assumed Obligations, notwithstanding any other provisions of this Agreement, except for those provisions which explicitly modify any Assumed Obligation or Assumed Liability (i.e. the obligations to Gateway Seed and L.E. Smith as set forth in Sections
6.8 and 6.10 hereof), the Company has not acquired the Company Assets subject to, and neither the Company nor the Buyer have not in any manner assumed or become liable for any other debt, liability, commitment to indemnify or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise of the Seller (hereinafter, the "Seller's Retained Obligations") all of which shall remain the responsibility of Seller.

         Section 4.5. FINANCIAL AND CORPORATE RECORDS. Books and records of the Seller and the Company pertaining to the Business are and have been properly prepared in accordance with commercially reasonable business practices and maintained in form and substance to fairly and accurately reflect in all material respects all assets and liabilities of the Business and all material transactions to which Seller or the Company is or was a party or by which Seller, the Company, the Business or any of the Company Assets is or were affected and which relate or pertain to the Business. The copies of the corporate minute books of the Seller and the Company that have been made available to Buyer contain materially accurate minutes of all meetings of directors and shareholders of the Seller or the Company, and accurate written statements of all material actions taken by the directors or shareholders of the Seller or the Company without a meeting.

         Section 4.6. COMPLIANCE WITH LAWS; PERMITS. Except as set forth on
SCHEDULE 4.6, the operation of the Business, the conduct of the Business by Seller, and the ownership, possession and use of the assets used in or for the Business comply in all material respects with all provisions of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation applicable to Seller or the Company, and their operations, business, assets or liabilities. Seller has obtained and holds all licenses, permits, approvals, waivers, orders, authorizations, rights or privileges of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority (collectively, "Permits") required for the lawful operation of the Business by Seller, except where the failure to obtain such Permits would not have a Material Adverse Effect. All Permits relating to the Business held by Seller is listed on SCHEDULE 4.6, and complete and accurate copies of such Permits have been delivered to Buyer.

         Section 4.7. FINANCIAL STATEMENTS. A complete and accurate copy of the balance sheets of Seller as of January 3, 1999 and December 28, 1997 and the related statements of earnings, changes in stockholders' equity, and cash flows for the fiscal years then ended (the "Financial Statements") are attached to this Agreement as SCHEDULE 4.7. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods and are materially consistent with the books and records of the Seller, which books and records are correct and complete in accordance with reasonable commercial standards.

         Section 4.8. COMPANY ASSETS. SCHEDULE 4.8 is a detailed and accurate list of certain tangible Company Assets of the type reflected on the Pro forma Balance Sheet, itemized by general ledger account, including the FFE Assets, grouped as to site, showing internal acquisition value, internal current accumulated depreciation and internal current net book value, all projected as of the date October 31, 1999.

         Section 4.9. CONTRACTS. As used in this Agreement, the term "Contract" shall mean any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature relating to the Business, including, but not limited to, sales orders, purchase orders, leases, subleases, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants. The term "Specified Contracts" shall refer to those Contracts to which Seller or the Company is a party or by which Seller or the Company is bound relating to the Business which is not terminable on less than thirty (30) days prior notice and/or which involves the payment by Seller of greater than $25,000 per year. SCHEDULE 4.9 is an accurate and complete list of all of the Specified Contracts. Seller has made available to Buyer an accurate and complete copy of each written agreement listed in SCHEDULE 4.9 and a written summary setting forth the terms and conditions of each oral agreement referred to in SCHEDULE 4.9. Buyer shall assume and become responsible for all Specified Contracts set forth on SCHEDULE 4.9A (the "Assumed Contracts"). With respect to each such Assumed Contract, except as specifically set forth on SCHEDULE 4.16: (a) the Assumed Contract is legal, valid, binding, enforceable against Seller, and in full force and effect;
(b) the Assumed Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Assumed Contract; and (d) no party has repudiated any provision of the Assumed Contract.

         Section 4.10. EMPLOYEES AND INDEPENDENT CONTRACTORS. SCHEDULE 4.10 is an accurate and complete list of employees engaged (wholly or partially) in the Business and (a) their titles or responsibilities (solely with respect to non-hourly employees); (b) dates of hire; (c) their current salaries or wages;
(d) any specific bonus, commission or incentive plans or agreements for or with them; (e) any outstanding loans or advances made to them; and (f) any amounts owed to them (other than salary and bonuses) for any reason which Seller or the Company will not have paid on or before the Effective Time and which was not reflected or accrued on the Pro forma Balance Sheet. Seller has delivered to Buyer an accurate and complete list of all bonuses, commissions and incentives paid to such employees during the past twelve months. Except as listed on
SCHEDULE 4.10, no independent contractors have provided services to or for the Business at any time prior to the Effective Time. Seller is in full compliance, in all material respects, with all laws respecting employees engaged in the Business. Except as listed on SCHEDULE 4.10, neither Seller nor the Company is a party to or bound by any collective bargaining agreement, nor since January 1, 1989, has any of them experienced any strikes, arbitrations, claims of unfair labor practices, or other collective bargaining disputes, nor are there any outstanding and unresolved grievances. Neither Seller nor the Company has committed any unfair labor practice. Seller and the Company have met all their Obligations under any collective bargaining agreements to which they are a party and under all applicable laws, except with respect to any Obligations relating to effects bargaining arising in connection with the transactions contemplated hereby. Neither Seller nor the Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller or the Company.

         Section 4.11. EMPLOYEE BENEFIT PLANS. As used in this Agreement , the terms: "Code" means the Internal Revenue Code of 1986, as amended; "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan, (b) qualified defined contribution retirement plan which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program; "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.3(2); "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.3(1), "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code Sec.414; "Fiduciary" has the meaning set forth in ERISA Sec.3(21); "Multiemployer Plan" has the meaning set forth in ERISA Sec.3(37); "PBGC" means the Pension Benefit Guaranty Corporation; "Prohibited Transaction" has the meaning set forth in ERISA Sec.406 and Code Sec.4975; and "Reportable Event" has the meaning set forth in ERISA Sec.4043.

                  (i) SCHEDULE 4.11 lists each Employee Benefit Plan that Seller or the Company maintains or to which either of the Seller or the Company contributes or has any obligation to contribute.

                      (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                      (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan and is subject to COBRA.

                      (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan in compliance with the terms thereof and applicable law and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller or the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan in compliance with the terms thereof and any applicable insurance contract relating thereto.

                      (D) Each Employee Pension Benefit Plan intended to be a "qualified plan" under Code Section 401(a) is so qualified and has received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan", and Seller is not aware of any facts or circumstances that could result in the loss of such qualification except that with respect to any non-standardized prototype Employee Pension Benefit Plan, such Plan has received an opinion letter from the Internal Revenue Service that its form complies with the Code.

                      (E) Seller has made available to Buyer accurate and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that Seller or the Company, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                      (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of Seller threatened.

                      (B) Neither Seller nor the Company nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3, respectively) who is under the control of Seller or the Company has engaged in any Prohibited Transaction for which any Employee Benefit Plan (or its related trust), Seller, Company, any officer, director or employee of Seller or the Company, or any trustee, administrator or other fiduciary of any Employee Benefit Plan will have any liability for any tax or penalty imposed under Code Section 4975 or ERISA Section 502(i). No Fiduciary which is the Company or any employee of the Company has any liability to any plan participant for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Seller threatened. Neither Seller nor the Company has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                      (C) Neither Seller nor the Company has incurred, and neither Seller nor the Company has any reason to expect that Seller or the Company will incur, any Obligation to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) Except as set forth on Schedule 4.11, neither Seller nor the Company, and the other members of the controlled group (as defined in Code ss.414) that includes Seller contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Obligation (including withdrawal liability as defined in ERISA ss.4201) under any Multiemployer Plan.

                  (iv) Neither Seller nor the Company maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         Section 4.12 PURCHASE ORDERS AND LETTERS OF CREDIT. Except for those letters of credit set forth in that certain Commerce Bank Letter of Credit System Outstanding Exposure Liability by Customer report as of 11/03/99 ("Letters of Credit") which report is attached hereto as SCHEDULE 4.12 and those purchase orders set forth in that certain Gramex Corporation 4R4 Systems Open Order Report as of 11/01/99 ("Purchase Orders") which report sets forth a total cost value of such Purchase Orders of $18,087,218.53 and which report has been delivered to Buyer, there are no other Purchase Orders or Letters of Credit outstanding as of the dates of such reports.

         Section 4.13. RELATED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 4.13 hereto and disclosed in the notes to the Financial Statements, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between Seller or the Company and any current or former partner, shareholder, director, executive, officer or affiliate of Seller or the Company (or any of their predecessors) or any other person affiliated with Seller or the Company (or any of their predecessors) which may affect the Company Assets or the Business after Closing or which will become Assumed Liabilities or Assumed Obligations.

         Section 4.14. NO INVESTIGATION. There is no action, suit, inquiry, investigation or other proceeding at law or in equity pending or threatened against or affecting Seller or the Company, in or before any court, governmental agency, authority, body or arbitrator seeking to restrain or enjoin the execution and delivery of this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller or the Company or in any way contesting or affecting the validity or enforceability of this Agreement or any of the other agreements required to be entered into pursuant hereto by Seller or the Company.

         Section 4.15. NO LITIGATION. Except as set forth on SCHEDULE 4.15 and except for claims covered by insurance which are not material, there is no litigation at law or in equity, no arbitration proceeding and no proceeding before any commission or other administrative or regulatory authority pending or to the Seller's knowledge threatened against or affecting any of the Company Assets or the right to carry on the Business as conducted on the date hereof.

         Section 4.16. NO VIOLATION OF LAWS, CONSENTS, ETC. Except as set forth on SCHEDULE 4.16, and except to the extent that they would not have a Material Adverse Effect, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

         (a) violate, conflict with or result in a breach of or default under any of the terms, provisions or conditions of the certificate of incorporation or bylaws of Seller or the Company or any statute, regulation or court or administrative order or process, or any agreement or instrument to which Seller or the Company is a party or by or to which any of the properties or assets of Seller or the Company are bound;

         (b) result in the creation of any lien, charge or encumbrance upon any of the Company Assets under any of the foregoing;

         (c) terminate, delay or give any party thereto the right to terminate, delay, amend, abandon, or refuse to perform any provision of any Assumed Contract;

         (d) accelerate or give any party thereto the right to accelerate or modify the time within which, or the terms under which, Seller or the Company is to perform any Assumed Contract; or

         (e) require the consent of any other person to the transfer or assignment of the Company Assets to the Company or of the Shares to the Buyer other than the Consents listed in SCHEDULE 4.3.

         Section 4.17. TAX MATTERS. Except as set forth on SCHEDULE 4.17, attached,

         (a) Seller has filed all returns, declarations, reports, claims for refund, or information returns or statements relating to Taxes (as hereinafter defined), including any schedule or attachment thereto and any amendment thereof ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all material respects. All federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not (a "Tax" or "Taxes") owed by Seller (whether or not shown on any Tax Return) have been paid or accrued on the Pro forma Balance Sheet. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return which would require the payment of any Tax which is not accrued on the Closing Balance Sheet. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Seller or the Company have withheld and paid or properly accrued on the Pro forma Balance Sheet all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company is subject to taxation under Subchapter C of the Code. Seller has not made and will not make an election or take any other action to cause the Company to be a qualified Subchapter S subsidiary or otherwise to be taxed under Subchapter S of the Code. The Company is not and, on or prior to the Closing will not be, a party to any tax sharing agreements or similar agreements relating to federal or state income Taxes nor will the Company have any liability under any such tax sharing agreements or similar agreements.

         (d) The Assumed Liabilities do not include any obligation to make any payments that will not be deductible under Code ss.280G. Neither Seller nor the Company is a party to any Tax allocation or sharing agreement. Since January 1, 1989, neither Seller nor the Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (ii) has had any liability for the Taxes of any person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         Section 4.18. INSURANCE. SCHEDULE 4.18 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which either of Seller or the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years: (i) the corporate name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage;
(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of deductibles and ceilings) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy which SCHEDULE 4.18 indicates is in effect as of the date hereof: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) the policy has been issued under valid policies for the benefit of Seller or the Company by insurance carriers licensed to do business in Missouri or the state in which the insured asset is located;
(d) except to the extent disclosed on Schedule 4.18, neither any of Seller and the Company nor to Seller's knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (e) to Seller's knowledge no party to the policy has repudiated any provision thereof. Seller has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the Business as conducted during such period.
SCHEDULE 4.18 describes any self-insurance arrangements affecting Seller or the Company. Except as set forth in those certain loss summaries made available to Buyer by Seller, there are no pending claims by Seller or the Company for personal injuries, products liability, warranty, property or other damage under any insurance policy heretofore or presently issued to Seller or the Company as of the dates of such loss summaries. Neither Seller nor the Company has received notice of cancellation with respect to any current insurance policy.

         Section 4.19. EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since January 3, 1999, except as disclosed on SCHEDULE 4.19, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business or the Company Assets. Without limiting the generality of the foregoing, except in connection with the Asset Transfer, neither Seller nor the Company:

         (a) has sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than in the Ordinary Course of Business;

         (b) has entered into any Contract or series of related Contracts outside the Ordinary Course of Business;

         (c) has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business; or

         (d) has cancelled, compromised, waived, or released any right or claim or series of related rights and claims outside the Ordinary Course of Business.

         Section 4.20. UNDISCLOSED OBLIGATIONS. Except for the Assumed Liabilities and Assumed Obligations, neither Seller nor the Company has any material Obligations and, to the best of Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller or the Company giving rise to any Obligation relating to the Business or the Company Assets which, under GAAP, would be required to be reflected on the Closing Balance Sheet which is not so reflected.

         Section 4.21. PROPERTIES.

         (a) SCHEDULE 4.21(a) sets forth a complete and accurate list and description of all real property and interests in real property owned in fee by the Company or which are in the process of being transferred by the Seller to the Company and which are Company Assets (the "Owned Real Property"), such description including, for each parcel of Owned Real Property, the legal description and address thereof. SCHEDULE 4.21(a) also sets forth a complete and accurate list and description of all real property leased, subleased or otherwise occupied by the Company or in the process of being transferred by the Seller to the Company with respect to which the underlying leases are being assumed by Buyer as Assumed Obligations (the "Leased Real Property"), such description including, for each Leased Real Property, an identification of the lease or sublease agreement therefor and any and all amendments, modifications, and side letters effecting the lease terms (collectively, the "Leases"), and any default notices, complete and accurate copies of which have previously been made available by Seller to Buyer, the names of the lessor and lessee (and any sublessor or sublessee) thereunder, including whether the lessor thereunder is an affiliate of Seller, and the title and date thereof. The Owned Real Property and the Leased Real Property shall be hereinafter collectively referred to as the "Real Property."

         (b) Seller and/or the Company holds good and marketable fee or leasehold title, as the case may be, to the Owned Real Property and the Leased Real Property, free and clear of any liens, mortgages, easements, rights-of-way, licenses, use restrictions, claims, charges, options, title defects or encumbrances of any nature whatsoever, except for the Permitted Encumbrances (as defined below). Except for items which would be shown on a survey if such a survey was done on each parcel of Real Property, to the knowledge of Seller, the Permitted Encumbrances do not and will not materially impair or cause a Material Adverse Effect on the current use, occupancy or operation of any Real Property, or the operations, condition (financial or otherwise) or prospects of Seller, the Company, the Company Assets, or the Business. To Seller's knowledge, all aspects of the Real Property are in compliance with any and all restrictions and other provisions included in the Permitted Encumbrances, and, to Seller's knowledge, there are no matters which create, or which with notice or the passage of time would create, a default under any of the documents evidencing the Permitted Encumbrances. To the knowledge of Seller, no part of the Real Property is subject to any building or use restrictions and, to the knowledge of Seller, no part of the Real Property is being operated under a conditional use permit or is a non-conforming use. As used herein, the term "Permitted Encumbrances" means those (i) liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens, or (iii) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances, which are described or listed in
SCHEDULE 4.21(b).

         (c) SCHEDULE 4.21(c) contains a complete and accurate list and description of all existing surveys.

         (d) All buildings, structures, improvements and fixtures located on, under, over or within the Real Property are being transferred, assigned or otherwise conveyed in their AS-IS, WHERE-IS condition, without any representations or warranties whatsoever except as expressly set forth herein. There are no outstanding or, to Seller's knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be done on any Real Property.

         (e) There is no pending or, to the knowledge of Seller, threatened action or proceeding by any Governmental Entity for assessment or collection of taxes, impact fees or special assessments affecting any part of any Real Property, and no condemnation or eminent domain proceeding against any part of any Real Property is pending or, to the knowledge of Seller, threatened.

         (f) Except for the Permitted Encumbrances set forth on Schedule 4.21(b), to the knowledge of Seller: (i) all of the Leases are valid, binding and in full force and effect and no Lease is subject to any pledge, lien, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy of any Leased Real Property; (ii) the lessee under each Lease is now in possession of the applicable Leased Real Property and there is no pending or, to the knowledge of the Seller, threatened proceeding which might interfere with the quiet enjoyment of each tenant; (iii) to the knowledge of Seller, there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Lease; (iv) except as set forth on Schedule 4.21(f) the consummation of the transactions contemplated hereby does not require the consent of any lessor under any Lease and will not constitute a breach or default under any Lease; and (v) either Seller or the Company has exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof which has come due prior to execution of this Agreement. As used herein, the term "lease" shall also include subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

         Section 4.22. INTELLECTUAL PROPERTY. The patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations and copyrights, the applications therefor and the licenses with respect thereto (collectively, "Intellectual Property Rights") listed on
SCHEDULE 4.22 hereto constitute all material proprietary rights owned, held or used by Seller or the Company in the conduct of the Business. To the knowledge of Seller, the Business is conducted without infringement or claim of infringement of any Intellectual Property Right of others. To the knowledge of Seller, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct of the Business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party. To the knowledge of Seller, none of the activities of any employee of the Business violates any obligations of such employee to third parties, including, without limitation, confidentiality or non-competition obligations under agreements with a former employer. Seller is not aware of any use by a third party of Intellectual Property Rights that Seller considers to be a trade secret belonging to Seller. Seller has taken and is taking reasonable precautions to protect all material trade secrets and other confidential information included in the Intellectual Property Rights used in the conduct of the Business.

         Section 4.23. PRODUCT WARRANTIES; PRODUCT LIABILITY. Neither the Seller nor the Company manufacture any products. Each product sold, leased, or delivered by Seller or the Company has been in conformity in all material respects with all applicable contractual commitments, all stated specifications, and all express and implied warranties, and neither Seller nor the Company has any Obligation (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller or the Company giving rise to any Obligation) for replacement or repair thereof or other damages in connection therewith, except as accrued for in the reserve for product warranty claims set forth in the Pro forma Balance Sheet in accordance with the past custom and practice of Seller. No product sold, leased, or delivered by Seller or the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease provided to Seller or the Company by the manufacturer. Except as set forth on those certain loss claim summaries made available to Buyer by Seller, neither Seller nor the Company has any liability, and, to the of Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller or the Company giving rise to any liability, arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller or the Company.

         Section 4.24. RETURNS; GIFT CERTIFICATES AND LAYAWAYS. SCHEDULE 4.24 sets forth the current return policy used in the Business, together with any modifications made to the return policy in the last two years. Neither Seller nor the Company have issued, sold or otherwise distributed any gift certificates affecting the Business, except as described in SCHEDULE 4.24. Seller's customer layaway plan is described on SCHEDULE 4.24, which Schedule also sets forth a listing of current layaway accounts outstanding as of the date set forth on such listing.

         Section 4.25. ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Except as set forth on SCHEDULE 4.25 or disclosed in any environmental report prepared by Buyer or otherwise discovered by Buyer in connection with its due diligence investigation of the Real Property:

         (a) Each of Seller and the Company has complied and is in compliance with all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, fertilizers, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect (collectively, "Environmental, Health, and Safety Requirements"), the noncompliance with which could have a material and adverse effect on the Business or any of the Company Assets.

         (b) Without limiting the generality of the foregoing, Seller and/or the Company have obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of the Business; a list of all such permits, licenses and other authorizations is set forth on SCHEDULE 4.25.

         (c) Neither Seller nor the Company has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective Obligations, relating to the Business or any of the Company Assets arising under Environmental, Health, and Safety Requirements.

         (d) To Seller's knowledge none of the following exists at any of the Real Property: (i) underground storage tanks, (ii) asbestos-containing material in friable form, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

         (e) Neither Seller nor the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

         (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

         (g) Neither Seller nor the Company has, whether expressly or by operation of law, assumed or undertaken any liability, including without limitation any Obligation for corrective or remedial action, of any other person relating to Environmental, Health, and Safety Requirements.

         (h) Neither Seller nor the Company knows of any facts, events or conditions relating to the past or present facilities, properties or operations of the Business which will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Obligations pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         Section 4.26. NO BROKER. Neither Seller nor any of its officers, Shareholders, or employees have employed any broker or finder or incurred any liability for any Obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

         Section 4.27. RESERVED.

         Section 4.28. INVESTMENT. Seller (a) understands that the Buyer Stock and Buyer Note have not been, and in the case of the Buyer Note will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Buyer Stock and Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock and Buyer Note, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock and Buyer Note, and (f) is an "accredited investor" within the meaning set forth in Regulation D promulgated under the Securities Act.

         Section 4.29. THE SHARES. Seller holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than Assumed Liabilities and Assumed Obligations. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         Section 4.30. REPRESENTATIONS AND WARRANTIES RESTATED AT CLOSING. The representations and warranties contained in this Article 4 and all other information with respect to Seller, the Company, the Company Assets and the Business that has been or shall be supplied to Buyer by Seller or any Shareholder, will be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties and any disclosures thereunder which are, by their terms, made as of a specific date. All of the representations and warranties of Seller and each Shareholder contained herein shall, notwithstanding any investigation at any time made by or on behalf of Buyer, survive the Closing Date and remain in full force and effect for a period of eighteen (18) months; provided, however, that the representations and warranties set forth in sections 4.17, 4.23, and 4.25 shall survive for the longer of (i) eighteen (18) months and (ii) the applicable statute of limitations period for claims of the type referenced in those sections.

         Except as specifically set forth in this Article IV and the Exhibits to this Agreement, there are no other representations or warranties being made by Seller hereunder or otherwise, express or implied.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer warrants and represents to and covenants with Seller and its successors and assigns as follows:

         Section 5.1. ORGANIZATION OF BUYER. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of Ohio, and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 5.2. VALIDITY AND EXECUTION. Buyer has full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby may be subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity.

         Section 5.3. NO CONFLICT. There is no consent, approval, authorization or other order of, filing with, registration with, or certification by, any party required in connection with any of the actions of Buyer contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by Buyer, except for (i) the filing required under the HSR Act,
(ii) the filing of a registration statement with the U.S. Securities and Exchange Commission (the "SEC") to register the resale of the Buyer Stock, and
(iii) the filing with the New York Stock Exchange of an application for listing the Buyer Stock. Further, the execution and delivery of this Agreement and each of the other agreements required to be entered into pursuant hereto by Buyer, and the performance thereunder by Buyer will not conflict with or result in a violation of, or breach of, or constitute a default or potential default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer is bound.

         Section 5.4. RESERVED.

         Section 5.5. NO BROKER. Neither Buyer nor any of its officers, shareholders, or employees have employed any broker or finder or incurred any liability for any Obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or the Shareholders could become liable or obligated.

         Section 5.6. INVESTMENT INTENT. Buyer acknowledges that the Shares have not been registered under the Securities Act, in reliance on the non-public offering exemption contained in Section 4(2) thereof. The Shares are being and will be acquired by Buyer for its own account, for investment purposes (meaning to hold for an indefinite period), and without any intention to distribute or otherwise dispose of the same.

         Section 5.7. ADEQUATE FUNDS TO PAY PURCHASE PRICE. Buyer hereby represents and warrants that, as of the date of signing this Agreement it has, and as of the date of Closing it will have, (i) adequate cash on hand to pay the Initial Purchase Price to Seller at Closing in accordance with the terms of this Agreement and to pay the Assumed Liabilities required to be paid at Closing pursuant to the terms of this Agreement; or (ii) financing commitments from a reputable financial institution (or institutions) which are in such amounts adequate to pay the Purchase Price to Seller at Closing and to close the transactions contemplated hereby. Such financing commitments and/or sources of cash are fully described on SCHEDULE 5.7 attached hereto and Buyer has delivered true and complete copies of any financing commitments to Seller. In no event shall any provision hereof be deemed or construed as a financing contingency or condition precedent of Buyer's obligation to close the transactions contemplated hereby, it being expressly acknowledged by Buyer that it is required to pay the Purchase Price at Closing in accordance with the terms hereof, notwithstanding the fact that Buyer may not have financing in place at Closing.

         Section 5.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Article 5 and all other information with respect to Buyer that has been or shall be supplied to Seller by Buyer, will be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. All of the representations and warranties of Buyer contained herein shall, notwithstanding any investigation at any time made by or on behalf of Seller, survive the Closing Date and remain in full force and effect for a period of eighteen (18) months.

         Section 5.9. QUALIFICATION FOR S-3 REGISTRATION. As of the date of this Agreement, Buyer is eligible to utilize form S-3 to effect registration of the Buyer Stock under the Securities Act on behalf of Seller as contemplated in
Section 2.4 hereof and, to Buyer's knowledge, neither this Agreement and the transactions contemplated hereby nor any other transaction pending as of the date of this Agreement will constitute or give rise to an impediment to or delay of Buyer's ability to so utilize form S-3.

         Section 5.10. FINANCIAL STATEMENTS. The financial statements of Buyer contained in its filings under the Securities Act and the Securities and Exchange Act of 1934, as amended, fairly present the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of their operations for the periods indicated in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited consolidated financial statements, to year-end audit adjustments consisting only of normal recurring accruals and routine adjustments as discussed in the notes to the financial statements. Except to the extent reflected or reserved against its most recently filed financial statements, Buyer did not have, as of that date, any material liabilities or obligations (absolute or contingent) of a nature required to be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP. Since the date of such statements, there has not been any material adverse change in the consolidated financial condition, assets, business or prospects of Buyer and its subsidiaries taken as a whole.

         Except as specifically set forth in this Article V and the Exhibits to this Agreement, there are no other representations or warranties being made by Buyer hereunder or otherwise, express or implied.

                                    ARTICLE 6
                CERTAIN COVENANTS AND OBLIGATIONS OF THE PARTIES
                ------------------------------------------------

         Section 6.1. INVESTIGATION. Between the date of this Agreement and the Closing Date, in a manner which does not unreasonably interfere with the operation of the Business and after a public announcement of the transactions contemplated by this Agreement as described in Section 6.5 has been made, (a) Seller and the Company shall permit Buyer and its authorized representatives to have full access to their facilities during normal business hours, to observe the Business operations, to meet with their officers and employees engaged in the Business, to meet with their independent public accountant, to contact their suppliers, to examine and copy all files, books and records, and other documents and papers relating to the Business, and to perform such other due diligence procedures as it deems reasonably necessary or appropriate, and (b) Seller and the Company shall provide to Buyer and its authorized representatives all information concerning Seller, the Company, the Business and the Company Assets, and all information concerning the financial condition of Seller, the Company and the Business, that is reasonably requested by Buyer.

         Section 6.2. CONDUCT OF THE BUSINESS; PARTICIPATION OF BUYER. Between the date of this Agreement and the Closing Date, except with the prior written consent of Buyer and except to the extent necessary or consistent with the consummation of the transactions contemplated by this Agreement or as reasonably requested otherwise by Buyer (including the cancellation of Purchase Orders which are cancelable and preparation of advertising for clearance sales), Seller shall (a) conduct the Business in a manner consistent with past practices and in the Ordinary Course of Business, (b) not change any inventory valuation methodologies, (c) not make any change in its accounting policies or business practices, (d) except as set forth in Section 6.3, below, in connection with the Asset Transfer and elsewhere in this Agreement, not transfer assets or incur liabilities other than in the Ordinary Course of Business or as agreed to by Buyer, and (e) use reasonable efforts to preserve the organization of the Business intact, attempting to keep available the services of its current employees, agents and representatives engaged in the

Business, and attempting to maintain the good will of its customers, suppliers and other persons having business relations with the Business. Seller shall respond promptly to inquiries of Buyer as to the operation and management of the Business. Buyer shall have the right to have a representative present at the Seller's offices at all times during normal business hours to observe the operation of the Business and to participate in decisions relating to the Business, including without limitation decisions related to Purchase Orders, Letters of Credit, markdowns and inventory levels, provided that the representative shall not unreasonably interfere with the conduct of the Business.

         Section 6.3. ACQUISITION PROPOSALS. Between the date of this Agreement and Closing, neither Seller nor any of its respective officers, directors, shareholders, employees, representatives or agents, or their respective affiliates, shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any person (other than Buyer and its respective officers, employees, representatives and agents) concerning the sale of any part of the Business or the Company Assets. Seller shall immediately advise Buyer of the identity of any potential acquirer, and communicate to Buyer the terms of, any inquiry or proposal concerning the sale of any part of the Business or the Company Assets.

         Section 6.4. ADVICE OF CHANGES. Between the date of this Agreement and the Closing Date, Seller shall promptly advise Buyer, in writing, of any fact of which Seller obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or any of the Schedules attached hereto (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of Seller contained in this Agreement).

         Section 6.5. NOTICES AND CONSENTS. Seller and Buyer shall agree on the form and content of notice to their respective employees; to customers, suppliers and other third parties engaged in business with Seller or Buyer; and to the general public of the pendency of this transaction. Seller will give any notices to third parties reasonably requested by Buyer.

         Section 6.6. SATISFACTION OF ASSUMED LIABILITIES. At Closing, Buyer shall pay or cause to be paid in full all bank debt (including all principal and accrued interest outstanding) included in the Assumed Liabilities.

         Section 6.7. ASSUMPTION AND INDEMNIFICATION AGREEMENT. At closing, Buyer and the Company shall execute and deliver an assumption and indemnification agreement in the form attached hereto as Exhibit 6.7 (the "Assumption and Indemnification Agreement") which agreement provides that Buyer agrees to pay or cause the Company to pay at Closing all Assumed Liabilities required to be paid by it at Closing pursuant to the terms of this Agreement, and to assume, pay and discharge all Assumed Liabilities not required to be paid at Closing in the Ordinary Course of Business consistent with the past practices of Seller (subject to any defenses or offsets asserted in good faith against the obligee), and to assume and fully discharge or cause the Company to assume and fully discharge all Assumed Obligations in the Ordinary Course of Business consistent with the past practices of Seller (subject to any defenses or offsets asserted in good faith against the obligee).

         Section 6.8. GATEWAY SEED INVENTORY. Buyer and/or the Company hereby agree to purchase from Gateway Seed Company ("Gateway Seed") after Closing, at a price equal to Gateway Seed's actual direct invoice cost thereof, without any markup for any other charge, including without limitation overhead, shipping or handling, etc., all inventory (which inventory is not a "second") held or designated by Gateway Seed for sale to Seller, up to a total amount of $2,225,400. Buyer and/or the Company shall purchase an amount of such inventory equal to 50% of the value thereof prior to January 31, 2000 and shall purchase the remaining 50% prior to March 31, 2000. The payment terms for the purchase of the Gateway Seed inventory shall be net/30.

         Section 6.9. REAL ESTATE MATTERS.

         (a) LOT SPLITS. Buyer and Seller hereby acknowledge that the Owned Real Property, includes in the case of the property located at 2511 Lemay Ferry Road, St. Louis, Missouri ("Lemay") and the property located at 14650 Manchester Road, Ballwin, Missouri ("Ballwin") real estate being retained by Seller which has not been legally subdivided. The parties hereby agree to execute and deliver to each other at Closing the agreement relating to subdivision (the "Agreement Relating to Subdivision") attached hereto as Exhibit 6.9(a) in connection therewith.

         (b) ESTOPPELS; SNDA'S. Seller shall use its commercially reasonably efforts to obtain for each Leased Real Property: (i) estoppel agreements from each landlord, (ii) estoppel agreements from each holder of an REA, (iii) a subordination and nondisturbance agreement, and (iv) estoppel agreements for subtenants.

         (c) TITLE POLICY REQUIREMENTS. Title to all Real Property shall be transferred to the Company and properly recorded at or prior to the Closing by special warranty deed with respect to the Owned Real Property, the form of which is attached to the Agreement Relating to Subdivision attached hereto as Exhibit 6.9(a) and by Assignment and Assumption of Leases with respect to Leased Real Property. Seller and the Company shall provide Buyer certified copies of all corporate resolutions, incumbency certificates and other documentation reasonably requested by Buyer's title company in a manner sufficient to enable Buyer's title company to issue title insurance consistent with the title commitments previously provided to Seller. Seller hereby represents that it has neither made nor caused to be made any Liens, encumbrances, mortgages, assignments, leases or transfers with respect to the Real Property since the date of such commitments for title insurance.

         6.10 L.E. SMITH. Buyer and the Company hereby agree to provide L.E. Smith sufficient time and opportunity after the Closing Date to liquidate all inventory maintained by L.E. Smith, but in no event shall such period extend past the final day of the liquidation sale in each store location, and that, notwithstanding the terms of the License Agreement by and between Gramex Corporation and L.E. Smith Enterprises dated June 17, 1992 set forth on Schedule
4.9 hereof, Buyer and the Company shall not be entitled to any commissions or other rent or fees in connection with or arising from any sales of inventory by L.E. Smith between the Closing Date and the end of the such liquidation of the inventory.

         6.11 SWANSEA LEASE. At Closing, Buyer, the Company and Seller shall enter into a lease agreement with respect to the Swansea location in the form attached hereto as Exhibit 6.11 (the "Swansea Lease").

                                    ARTICLE 7
                              CONDITIONS TO CLOSING
                              ---------------------

         Section 7.1. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by it as a part of and in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties of Buyer set forth in Article 5 above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

         (d) the Buyer shall have delivered to Seller a certificate of its Chief Executive Officer to the effect that each of the conditions specified in Sections 7.1(a) and (b) is satisfied in all respects; and

         (e) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Seller.

Seller may waive any condition by written notice to Buyer at or prior to the Closing expressly detailing the condition specified in this Section 7.1 being waived.

         Section 7.2. CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it as a part of and in connection with the Closing is subject to satisfaction of the following conditions:

         (a) there shall be no existing breach of the representations and warranties of Seller set forth in Article 4 above which has caused or will cause a Material Adverse Business Effect. As used in this Agreement, "Material Adverse Business Effect" shall mean a material adverse effect on the Business and the Company Assets, taken and calculated as a whole, PROVIDED, HOWEVER, without limiting the generality of the foregoing, it is specifically acknowledged by Buyer and Seller that a Material Adverse Business Effect shall NOT be deemed to have occurred in the event there is any breach or misrepresentation by Seller or failure of any condition under this Agreement which results or may result in Buyer not being able to operate, on a long term basis, ANY OR ALL of the store locations set forth on SCHEDULE 7.2(a) attached hereto);

         (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing except for any noncompliance which does not cause a Material Adverse Business Effect (as defined above);

         (c) Seller shall have procured on behalf of Buyer or the Company all of the Required Consents;

         (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect materially and adversely the right of the Buyer to own the Shares or the right of the Company to own the Company Assets or to operate the Business; and

         (e) Seller shall have delivered to the Buyer a certificate of its Chief Executive Officer to the effect that each of the conditions specified above in Sections 9.2(a), (b) and (c) is satisfied in all respects to the extent required by the terms of such conditions.

The Buyer may waive any condition by written notice to Seller at or prior to the Closing expressly detailing the condition specified in this Section 7.2 being waived. Notwithstanding any of the foregoing to the contrary, in the event Buyer is required to close the transactions contemplated hereby notwithstanding the fact that Seller is in breach of certain representations hereunder, Buyer will not be deemed to have waived any breach of this Agreement or right to damages or other relief against Seller as provided for in this Agreement.

                                    ARTICLE 8
                         CERTAIN POST-CLOSING COVENANTS
                         ------------------------------

         Section 8.1. EMPLOYEES. Except for those employees set forth on
SCHEDULE 8.1 (the "Retained Employees"), Buyer or the Company shall offer employment to substantially all of the current employees engaged in the Business, but this shall not be deemed to create any Obligation or a Contract of continuing employment or of employment for a definite term with any individual or group of employees. Buyer shall cause the Company to pay its Obligations for severance pay in accordance with the policy attached as SCHEDULE 8.1 with respect to any employee not retained by the Company or hired by Buyer as of the Closing or with respect to any employee whose employment is terminated by the Company or Buyer after the Closing. In addition, Buyer shall pay or cause the Company to pay all of the bonuses and incentive compensation payable to employees as described on SCHEDULE 4.11 attached hereto. Buyer hereby agrees and acknowledges that it is responsible for any notifications and other duties and any liabilities arising under the Worker Adjustment and Retraining Notification Act.

         Section 8.2. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 9). The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records, personnel files, payroll records, vendor files, accounts payable records), agreements, and financial data of any sort relating to the Business, subject to its obligations to cooperate with Seller as described in Sections 3.4 and 8.4 hereof.

         Section 8.3. TRANSITION AND COOPERATION. From and after the Closing Date, (a) Seller shall fully cooperate to transfer to Buyer the Business and the Company Assets; (b) Seller shall not take any action, directly or indirectly, alone or together with others, that is designed or intended to obstruct or impair the smooth assumption by Buyer of the Business and the Company Assets;
(c) Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Business from maintaining the same business relationships with the Business after the Closing as it maintained with the Business prior to the Closing; and (d) Seller shall promptly deliver to Buyer all correspondence, papers, documents and other items and materials received by Seller or found to be in the possession of Seller which pertain to the Business or the Company Assets.

         Section 8.4. BOOKS AND RECORDS. After the Closing, Seller shall promptly transfer to Buyer and its authorized representatives all of Seller's books and records (including Tax records, personnel files, payroll records, vendor files, accounts payable records), financial statements, and accounting information, workpapers, notes and related materials except to the extent solely related to the Retained Assets or Retained Obligations, prepared, reviewed or compiled with respect to, or including, the Business (whether in the possession of Seller or Seller's accountants), except to the extent solely related to the Retained Assets or Retained Obligations. Buyer shall make such records and information reasonably available to Seller and its authorized representatives, for review, duplication, analysis and any other legal use, including but not limited to, the preparation of audited financial statements or tax returns for the Business. Seller shall instruct its accountants, at Seller's expense, to cooperate with and assist Buyer and its authorized representatives to the extent reasonably requested by them, with respect to such records and information, including, without limitation, the delivery of their consent to be filed with the SEC for the use of their audit report on the Closing Balance Sheet.

         Section 8.5. CONFIDENTIALITY. The Seller will treat and hold as confidential any information concerning the Businesses and affairs of the Company and the Company Assets that is not already generally available to the public (collectively, the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, they will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 8.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. Seller and Buyer each acknowledge that any breach of this Section 8.5 may cause irreparable injury to the other for which money damages could not adequately compensate. If there is such a breach, the aggrieved party shall be entitled, in addition to all other rights and remedies it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the breaching party from continuing such breach. The existence of any claim or cause of action which the breaching party may have against the aggrieved party shall not constitute a defense or bar to the enforcement of this Section 8.5.

         Section 8.6. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

         (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed, all at Buyer's cost, all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date and Buyer shall pay all federal and state income taxes indicated on such tax returns or determined thereafter to be due and payable.

         (b) COOPERATION ON TAX MATTERS.

                  (i) Each Party shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns for the Company or the Business and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by another Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, allow the other Party to take possession of such books and records.

                  (ii) The Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Each Party further agrees, upon request, to provide the other Party with all information that any Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (c) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement as a result of the sale of Shares of the Company to Buyer (including any state gains Tax, city transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         Section 8.7. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company, the Company Assets or the Business, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 9).

         Section 8.8. BUYER NOTE. The Buyer Note will be imprinted with a legend substantially in the following form:

         The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of November 1, 1999 (the "Purchase Agreement") among the issuer of this Note, the person to whom this Note originally was issued, and certain other persons. This Note was originally issued on November 15, 1999, and has not been registered under the Securities Act of 1933, as amended. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer a Buyer Note first must furnish the Buyer with
(i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience (and it is agreed that Greensfelder, Hemker & Gale, P.C. is counsel acceptable to Buyer for such purposes) to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

         Section 8.9. PAYMENT OF ASSUMED LIABILITIES. Buyer shall cause the Company to satisfy and perform the Assumed Liabilities, to the extent not paid at Closing, in the Ordinary Course of Business in accordance with their terms as more specifically provided for in the Assumption and Indemnification Agreement referred to in Section 6.7 hereof. Buyer shall adequately and sufficiently fund the Company or cause the Company to be funded at Closing with sufficient cash to pay all Assumed Liabilities which are required to be paid at Closing hereunder, and with sufficient cash to pay all Assumed Liabilities which are not required to be paid at Closing over the period of time with respect to which Assumed Liabilities are payable. Buyer hereby agrees that it is jointly liable with the Company, as if Buyer was the primary and original obligor, with respect to all Assumed Liabilities and Assumed Obligations.

         Section 8.10. SHAREHOLDER OBLIGATIONS. The Shareholders hereby agree that the Shareholders shall, jointly and severally, be jointly obligated with Seller and shall satisfy any indemnification obligations of the Seller under this Agreement, to the extent that the Shareholders have received Excess Distributions. As used herein, "Excess Distributions" shall mean any distribution from Seller to a Shareholder which is in excess of any distributions which are made in order to reimburse the Shareholders for or pay any liability for Taxes incurred by the Shareholders on account of the earnings of the Seller (which excess distributions are not distributions to satisfy any reimbursements, debts or other obligations owed to such Shareholder).

         Section 8.11. CONTINUING SERVICES. Seller will provide Buyer full access to all of the Retained Assets used in the Business and all Retained Employees of Seller for a reasonable period of time as reasonably requested by Buyer to enable Buyer to sell substantially all of the Company's inventory and to transition the Business to the Value City merchandising format. The Company and the Buyer shall provide access to Seller to the employees of the Company as may be reasonably requested by Seller for purposes of Seller's development and operations of the "Deal" store concept for the period referred to above (such employees shall include accounts payable, accounting information technology and clerical personnel). The reciprocal providing of services by the parties hereunder shall be at no charge to the party receiving such services.

                                    ARTICLE 9
                      REMEDIES FOR BREACH OF THIS AGREEMENT
                      -------------------------------------

         Section 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All of the representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing (even if the injured party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and remain in full force and effect for a period of eighteen
(18) months; provided, however, that the representations and warranties set forth in sections 4.17, 4.23, and 4.25 shall survive for the longer of (i) eighteen (18) months and (ii) the applicable statute of limitations period for claims of the type referenced in those.

         Section 9.2. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

         (a) In the event that Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of its representations, warranties, and covenants contained in this Agreement and, if in the case of representations and warranties there is an applicable survival period pursuant to Section 9.1 provided that the Buyer makes a written claim for indemnification against Seller on or prior to the expiration of the survival period, then Seller agrees, subject to the limitations contained in Section 9.8, to indemnify Buyer from and against the entirety of: all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Adverse Consequences") which Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) in excess of a $500,000 aggregate deductible ("Seller Deductible"), after which point Seller will be obligated to indemnify Buyer from and against all further Adverse Consequences above the Seller Deductible. The Seller Deductible shall be reduced (but not below zero) by the amount that Company Equity on the Closing Balance Sheet is less than the Pro forma Equity.

         (b) Seller shall also indemnify the Buyer from and against the entirety of any Adverse Consequences which Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Obligation of Seller, the Company or any Shareholder which is not an Assumed Liability or Assumed Obligation (including any Obligation of Seller that becomes an Obligation of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law).

         Section 9.3. INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.

         (a) In the event that Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement and, if in the case of representations and warranties there is an applicable survival period pursuant to Section 9.1 provided that Seller makes a written claim for indemnification against Buyer on or prior to the expiration of the survival period, then Buyer agrees, subject to the limitation contained in Section 9.8, to indemnify Seller from and against the entirety of any Adverse Consequences which Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) ) in excess of a $500,000 aggregate deductible ("Buyer Deductible"), after which point Buyer will be obligated to indemnify Seller from and against all further Adverse Consequences above the Buyer Deductible. The Buyer Deductible shall be reduced (but not below zero) by the amount that Company Equity on the Closing Balance Sheet exceeds the Pro forma Equity.

         (b) Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability or Assumed Obligation.

         Section 9.4. MATTERS INVOLVING THIRD PARTIES.

         (a) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any demand or claim (a "THIRD PARTY CLAIM") against the other Party (the "INDEMNIFYING PARTY") under this Article 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is prejudiced.

         (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), provided, however, the

Indemnifying Party may consent to any such judgment or settlement without the consent of the Indemnified Party in the event the Third Party Claim is for monetary damages only.

         (d) In the event any of the conditions in Section 9.4 above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 9.

         Section 9.5. DETERMINATION OF ADVERSE CONSEQUENCES. The parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Article 9. In the case of the Buyer, Adverse Consequences shall be determined based on the actual dollar value of the Adverse Consequences to Buyer or the Company and not with regard to any overall diminution in the total value of the Shares. The amount of any Adverse Consequences shall be reduced by the amount of any tax benefit resulting therefrom and the amount of any insurance recovery received with respect thereto.

         Section 9.6. RECOUPMENT UNDER BUYER NOTE. In addition to the Buyer's rights and remedies at law or in equity, the Buyer shall have the right to set-off against any interest or principal payment due by the Buyer under the Buyer Note any amount as to which Buyer is entitled to receive as indemnification from the Seller under Article 9 of this Agreement, subject to and in accordance with the following procedures:

         (a) In the event that the Buyer desires to exercise its right to set-off against the Buyer Note as provided above, it shall give notice ("Set Off Notice") to Seller and Shareholders, detailing the basis for Buyer's good faith claim for indemnification and the calculation of the amount that it is entitled to receive as indemnification under the provisions of this Agreement and stating that it desires to set-off the amount of such claim for indemnification under the Buyer Note.

         (b) In the event that the Seller or the Shareholders indicate by notice ("Claim Dispute Notice") to the Buyer given within thirty (30) days of the Set Off Notice that they disagree with Buyer's entitlement to indemnification or the amount claimed due and owing to Buyer on account of Buyer's claim for indemnification as provided in the Set Off Notice, then the amount of proposed set off contained in the Set Off Notice shall be placed into an escrow account maintained by a reputable financial institution not related in any manner to the Buyer to be held and distributed as hereafter provided. If such Claim Dispute Notice is not given to the Buyer within such thirty (30) day period, then Buyer may effectuate the set off in accordance with its Set Off Notice, provided that such acquiescence to such set off shall not be deemed a waiver or estoppel by the Seller or the Shareholders to subsequently dispute Buyer's right to or amount of indemnification claimed by Buyer in the Set Off Notice.

         (c) In the event that by agreement of the Buyer and the Seller and Shareholders as to the disposition of the amount of payments on the Buyer Note held in escrow as provided above, then the escrowed funds (together with all interest earned thereon) shall be distributed in accordance with such agreement. In the absence of such agreement, the escrowed funds, together with all interest thereon, shall be distributed to the Buyer or the Seller (or its assignees of the Buyer Note) in accordance with the determination of a court proceeding regarding Buyer's right under this Agreement to receive the amount claimed for indemnification pursuant to the Set Off Notice.

         (d) Any set-off against the Buyer Note or deposit into escrow made by the Buyer in accordance with the provisions as set forth above based upon a good faith claim for an amount owing and payable to Buyer because of the indemnification provisions of this Agreement shall not constitute an event of default under the Buyer Note, notwithstanding that it is later determined that the Buyer is not entitled to indemnity for all or part of the amount set off or paid into escrow pursuant to the provisions of this Section 9.6.

         Section 9.7. OTHER INDEMNIFICATION PROVISIONS. Each of Seller and the Shareholders hereby agrees that he or it will not make any claim for indemnification against any of the Buyer or the Company by sole reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller or Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         Section 9.8. LIMITATION OF INDEMNITY. The indemnity obligations of Seller set forth in Section 9.2(a) and the indemnity obligations of Buyer set forth in Section 9.3(a) shall each be subject to the limitation that they shall not exceed $13,050,000 in the aggregate.


                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

         Section 10.1. NATURE OF CERTAIN OBLIGATIONS. The Obligations of each of the Shareholders under Section 8.10 are joint and several obligations. This means that each of the Shareholders will be responsible for the entirety of any contributions of all the Shareholders under Section 8.10.

         Section 10.2. NOTICE. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three Business Days, with a "Business Day" being any day other than a Saturday, a Sunday, or a U.S. federal holiday, after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one Business Day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to Buyer at Value City Department Stores, Inc., 3241 Westerville Road, Columbus, Ohio 43224, attn:
Michael J. Tanner, President (fax: 614-478-2417), shall suffice as notice to Buyer, provided that a copy thereof is simultaneously sent to Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215, attention: Neil Bulman, Esq. (fax: 614-227-2100). Notice to Seller and/or Shareholders at Gramex Corporation, 11966 St. Charles Rock Road, Bridgeton, Missouri 63044, attn:
Thomas W. Holley, Chairman (fax: 314-739-4722), shall suffice as notice to Seller and/or Shareholders, provided that a copy thereof is simultaneously sent to Greensfelder, Hemker & Gale, P.C., 2000 Equitable Building, 10 South Broadway, St. Louis, Missouri 63102-1774, attn: Joseph D. Lehrer, Esq. (fax:
314-241-8624). Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 10.2, except that any such change of address notice shall not be effective unless and until received.

         Section 10.3. EXPENSES. Except as expressly set forth herein, each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller agrees that the Company has not borne and will not bear any of the Seller's or the Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         Section 10.4. RELIANCE BY BUYER. Notwithstanding the right of Buyer to investigate the Business and Company Assets and financial condition of Seller, and notwithstanding any knowledge determined or determinable by Buyer as a result of such investigation, Buyer has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by Seller and each Shareholder in this Agreement or pursuant hereto.

         Section 10.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         Section 10.6. HEADINGS The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         Section 10.8. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 10.9. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation over or action against any party to this Agreement.

         Section 10.10. INTERPRETATION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         Section 10.11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 10.12. CERTAIN DEFINITIONS. As used in this Agreement: (a) the phrase "Ordinary Course of Business" shall refer to business as it has historically been conducted by the party with respect to whom the term is being applied, giving effect to past custom and practice, including with respect to quantity or frequency, where applicable; (b) the term "person" shall refer to any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature; and, (c) an "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         Section 10.13. COUNTERPARTS/FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement. Any signature of this Agreement transmitted by facsimile shall be deemed an original signature hereto.

         Section 10.14. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 10.15. ENTIRE AGREEMENT. This Agreement, which includes the Exhibits and Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         Section 10.16 TIME IS OF THE ESSENCE. With respect to all time periods and dates set forth in this Agreement, time is of the essence.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                     BUYER:

GRAMEX CORPORATION                          VALUE CITY DEPARTMENT STORES, INC.

By: /s/ Tom Holley                   By: /s/ Robert M. Wysinski
   --------------------------           -----------------------------
Its: Chairman                        Its: Senior Vice President
   --------------------------           -----------------------------


SOLELY WITH RESPECT TO SECTION 8.10 HEREOF:
-------------------------------------------

SHAREHOLDERS:

/s/ Tom Holley
   --------------------------

/s/ Phillip Scott Holley
   --------------------------

/s/ John David Holley
   --------------------------

/s/ Michael Andrew Holley
   --------------------------